                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): September 29, 1997

                             CHENIERE ENERGY, INC.
--------------------------------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                   DELAWARE
--------------------------------------------------------------------------------
                (State or other jurisdiction of incorporation)



         0-9092                                        95-4352386
------------------------                    ---------------------------------
(Commission File Number)                    (IRS Employer Identification No.)


Two Allen Center
1200 Smith Street Suite 1710
Houston, Texas                                            77002-4312
---------------------------------------               ----------------
(Address of principal executive office)                   (Zip code)


Registrant's telephone number, including area code: (713) 659-1361


                                     None
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5. Other Events

        On September 29, 1997, the Board of Directors of Cheniere Energy, Inc. created a new Directorship for the Company and elected Mr. Kenneth R. Peak to the position. Mr. Peak has been the President of Peak Enernomics, Incorporated, a company engaged in consulting activities in the oil and gas industry. Prior to forming Peak Enernomics, Mr. Peak was a Managing Director of Howard Weil Incorporated, an investment banking firm. Prior to Howard Weil, Mr. Peak was Chief Financial Officer of Forest Oil Company. He currently serves as a director on the Board of NL Industries, Inc., as well as on the boards of several other oil and gas related public and privately held companies. Mr. Peak is 52 years old and received a BS degree in physics from Ohio University and an MBA from Columbia University Graduate School of Business.

        On September 30, 1997, the Board of Directors of Cheniere Energy, Inc. appointed Walter L. Williams as President and Chief Executive Officer of the Company, following the resignation of William D. Forster who had held that position since July 1996. Mr. Williams has served as Vice-Chairman of Cheniere Energy, Inc. since May 1996 and previously was with Texoil, Inc., which he co-founded and served as CEO and in other senior management positions for 32 years.

        William D. Forster and Charif Souki were appointed Co-Chairmen of the Board of Directors.